Exhibit 99.1

Bone Biologics Prices $5.0 Million Underwritten Public Offering

BURLINGTON, Mass. (June 14, 2023) – Bone Biologics Corporation (NASDAQ: BBLG) (“Bone Biologics” or the “Company”), a developer of orthobiologic products for spine fusion markets, today announced the pricing of an underwritten public offering of common stock. Bone Biologics is selling 2,538,071 shares of its common stock in the offering. The shares of common stock are being sold at a price to the public of $1.97 per share, for aggregate gross proceeds of approximately $5.0 million, before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters an over-allotment option, exercisable for a period of 45 days from the date of the underwriting agreement for the offering, to purchase up to an additional 253,807 Common Shares. The offering is expected to close on or about June 16, 2023, subject to customary closing conditions.

EF Hutton, division of Benchmark Investments, LLC is acting as the sole book-running manager for the offering.

This offering is being made pursuant to an effective registration statement on Form S-1 (No. 333-271558) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 14, 2023. Copies of the preliminary prospectus and, when available, copies of the final prospectus relating to the offering may be obtained at the SEC’s website at www.sec.gov or from EF Hutton, division of Benchmark Investments, LLC, Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@efhuttongroup.com, or by telephone at (212) 404-7002.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Bone Biologics

Bone Biologics was founded to pursue regenerative medicine for bone. The Company is undertaking work with select strategic partners that builds on the preclinical research of the Nell-1 protein. Bone Biologics is currently focusing its development efforts for its bone graft substitute product on bone regeneration in spinal fusion procedures, while additionally having rights to trauma and osteoporosis applications. For more information, please visit www.bonebiologics.com.

Forward-looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words ‘‘believes,’’ “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company’s ability to develop our lead product NELL-1 and other proposed products, its ability to obtain patent protection for its technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability to obtain Federal Food and Drug Administration approval to market any product it may develop in the United States and to obtain any other regulatory approval necessary to market any product in other countries, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company’s business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form S-1, Form 10-K for the year ended December 31, 2022 and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

Contacts

LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

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